Exhibit 99.3

Terayon Launches New Partner Program to Accelerate Evolution to
All-Digital Video Networks

Assembles Federation of Industry Leaders Worldwide to Broaden Distribution Channels and Ensure
Interoperability of Products and Solutions

Santa Clara, California — April 4, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital video networking applications and home access solutions, today formally launched its new Terayon Partner Program, which brings together leading vendors, resellers and systems integrators that serve the global cable, satellite, broadcast and telecommunication industries. In addition to joint sales and marketing activities, a key program function is to ensure interoperability of partners’ equipment with Terayon’s products, which have played key roles in enabling the all-digital network migration for several years.

     Charter Terayon Partner Program members include a broad range of industry leaders, such as ADB, Adtec, Aviva, Capella, C-COR, Digital Fountain, EVS, Harmonic, Modulus Video, NDS, SeaChange International, SEG, TANDBERG Television and Triveni Digital.

     “Network operators are committed to all-digital networks to deliver new services with greater quality and reliability. We’ve launched our Terayon Partner Program to broaden our distribution channels, bring together best-of-breed solutions from multiple vendors and to ease the integration and interoperability challenges customers face deploying multi-vendor solutions,” said Jerry Chase, Terayon CEO. “With our partners, we can provide the solutions, the services and the support for a successful migration to an all-digital network anywhere in the world.”

Program Description

     The Terayon Partner Program consists of three categories: Terayon Solutions Partners, Terayon Authorized Resellers and Terayon Technology Partners.

     Terayon Solutions Partners distribute Terayon’s products as part of larger, integrated solutions that include their products and often additional products from other third parties. These strategic partners are recognized leaders in their industry categories, have established a worldwide sales, systems integration and support infrastructure and provide solutions to the industry within which Terayon’s products play a key and mission critical role. As a part of the Partner Program, Terayon will coordinate closely on sales and marketing activities with its Solutions Partners to broaden its distribution network and conduct comprehensive product interoperability testing and certification to ensure seamless integration and operation of the end-to-end solution. Charter Solutions Partners include Harmonic and TANDBERG Television.

     Terayon Authorized Resellers are established are respected resellers, distributors and systems integrators that serve particular regions or industry segments. Partners in this category provide key access to specific markets, customers or industry segments, and enable Terayon to access customers segments that may be underserved by larger Solutions Partners. As with Solutions Partners, however, Terayon will coordinate marketing and sales activities with its Authorized Resellers to ensure efficient and seamless sell-through of its products. Authorized Resellers include Aviva, Capella, and SEG.

     Terayon Technology Partners include other technology and systems vendors with which Terayon’s digital video products are often deployed to deliver best-of-breed local digital ad insertion, IP video networking, content security, quality of service, VOD and other applications to meet the demanding needs of the industry. To ensure product interoperability, Terayon will provide its Technology Partners with developers’ kits and detailed product information, as well as coordinate comprehensive product interoperability testing and certification using architectures and system designs replicated from real-world deployment environments. Charter Terayon Technology Partners include such leading technology providers as ADB, Adtec, C-COR, Digital Fountain, EVS, Modulus Video, NDS, SeaChange International and Triveni Digital.

What Terayon Partners are Saying

•	"Adtec is proud to become a technology partner in the Terayon Partner Program. Adtec’s single-rack unit DPI-1200 DIT Ad Splicing Server is able to simultaneously insert up to 12 programs into a digital television service and is ideally suited to serve the multi-channel cable market, as well as the broadcast market, by interfacing with Terayon’s DM 6400 Network CherryPicker ad splicer,” said Kevin Ancelin, president of Adtec.

•	“The timing for this program is ideal as Asian IPTV operators are speeding the pace of their implementation and require the kinds of joint solutions that Aviva Communications and Terayon can provide,” said Gordon Lee, CEO of Aviva Communications.

•	“Terayon and C-COR’s most recent acquisition, nCUBE, have enjoyed an active partnership for many years. This relationship has been instrumental in making digital-into-digital programming insertion a reality. Terayon’s technical excellence and ‘can-do’ attitude make them a pleasure to work with,” said Terri Richardson, C-COR Solutions VP of product and market management.

•	“We are proud to be part of the Terayon Partner Program. The integration of Digital Fountain’s advanced Raptor coding technology into Terayon’s BP 5100 broadcast platform helps provide expanded quality and reliability to the digital broadcasting industry,” said Charlie Oppenheimer, CEO of Digital Fountain.

•	"EVS Broadcast Equipment is very happy to be an official Terayon Technology Partner. EVS’ DPI server interfaced with Terayon’s Network CherryPicker offers an ideal and flexible solution for the emerging digital ad insertion market and broadcast market,” said Serge Comes, product manager at EVS.

•	"Modulus Video is excited about partnering with Terayon. As partners we are already able to multiplex MPEG-4 with MPEG-2 transport streams and will soon deliver best of class, standards-based MPEG-4 AVC splicing of compressed streams for ad-insertion,” said Bob Wilson, chairman and CEO of Modulus Video.

•	“At NDS, we are dedicated to providing open end-to-end digital pay-TV solutions to cable and satellite operators, and this program enables us to work with other industry leaders to bring these solutions quickly to market. As we move towards an all-digital future, our membership in the Terayon Partner Program illustrates our ongoing commitment to offering the most technologically advanced and open solutions to our customers,” said Dov Rubin, VP and GM of NDS Americas.

•	“With its focus on standards, SeaChange is helping TV companies around the world to meet strategic objectives in on-demand and advertising operations. Standards drive the interoperability that empowers our customers to deploy

SeaChange systems and software with an unparalleled selection of network components. As digital network rollouts continue, our collaboration with partners such as Terayon will help our customers to have the greatest choice, economy and            speed to market,” said Tom Rosenstein, director of strategic alliances, SeaChange.

•	“The Terayon partnership is very important for us. With Terayon now integrated into our leading nCompass control management system, and the recent acquisition of N2 Broadband, we can truly offer best of breed solutions for both live and on-demand digital video,” said Warren Hobson, director of corporate strategy at TANDBERG Television.

•	“As a key provider of systems for ATSC PSIP, DVB SI, data broadcasting, stream analysis and monitoring, we believe that Terayon’s new program will prove beneficial to our mutual customers. Testing system interoperability before installation minimizes time to deployment,” said Mark Simpson, president and CEO of Triveni Digital.

     Companies interested in joining the Terayon Partner Program find additional information at www.terayon.com/partners or by emailing partners@terayon.com

About Terayon

     Terayon Communication Systems, Inc. accelerates its customers’ ability to evolve to capitalize on new business opportunities through its digital video networking applications and home access solutions. The growth of all-digital and IP-based services such as growth of HD, DVRs, VoIP, coupled with the rise in competition from new sources, have disrupted the business and advertising models of companies who provide entertainment, communications and information, forcing them to adapt and grow or suffer. With Terayon, their networks exploit the challenge, rapidly adapt to change and capitalize on business opportunities without costly infrastructure upgrades. Recognizing the mission critical nature of video and data, Terayon enables its customers to deliver picture perfect results where it matters most — on the screen and the bottom line.

     Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the NASDAQ under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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Press Contact:	Investor Contact:
Rebecca West	Eileen Morcos
(415) 402-0230	(310) 633-9435
rebecca@atomicpr.com	eileen.morcos@hillandknowlton.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the SEC, including Terayon’s 10-Q for the quarter ended Sept. 30, 2004 and 10-K for the year ended Dec. 31, 2003.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.